April 29, 2011

Securities and Exchange Commission
100 F Street, N.E.
Washington, D.C.  20549

Re:	Jackson National Life Insurance Company of New York JNLNY Separate Account IV (Perspective Investor VUL)
File Nos. 333-109762 and 811-10463
Dear Commissioners:

This filing is Post-Effective Amendment No. 23  under the Investment Company Act of 1940 and Post-Effective Amendment No. 17 under the Securities Act of 1933, and is being made under paragraph (b) of rule 485.  We propose that it becomes effective on April 29, 2011, as indicated on the facing sheet of the amendment.

Please call me at (517) 367-3872 if you have any questions.

Yours truly,

/s/ FRANK J. JULIAN

Frank J. Julian
Associate General Counsel